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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2007

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 7, 2007 the Registrant issued a press release announcing that MI Developments Inc. ("MID"), its parent company, has acquired all of the Registrant's interests and rights in two non-core real estate properties, a 34 acre parcel of residential development land in Aurora, Ontario and a 64 acre parcel of excess land at Laurel Park in Howard County, Maryland, in return for cash consideration of Cdn.$12 million and U.S.$20 million, respectively. In addition, the Registrant has been granted a profit participation right in respect of each real estate property under which it is entitled to receive 15% of net proceeds from any sale or development of the property after MID achieves a 15% internal rate of return.

The Registrant's consideration of the real estate transactions was supervised by the Special Committee of the Registrant's board of directors, consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear. The transactions were approved by the Registrant's board after a favorable recommendation of the Special Committee.

The full text of the press release issued by the Registrant is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement

In connection with the acquisition by MID of the Registrant's interest in the Aurora Lands, the parties terminated a June 5, 1999 conditional sale agreement which had been partially terminated pursuant to a December 27, 2002 partial termination agreement.

The full text of the press release issued by the Registrant is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(c)
Exhibits

Exhibit 99.1    Press Release dated February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
February 8, 2007
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES